Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                             A. O. SMITH CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                         39-0619790
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         Identification No.)

         11270 West Park Place
         Milwaukee, Wisconsin                                   53224-9508
(Address of principal executive offices)                        (Zip Code)

     A. O. Smith Corporation Combined Executive Incentive Compensation Plan
                            (Full title of the plan)
                       ----------------------------------
          W. David Romoser, Esq.                               Copy to:
      Vice President, General Counsel
               and Secretary                            Patrick G. Quick, Esq.
          A. O. Smith Corporation                          Foley & Lardner
           11270 West Park Place                      777 East Wisconsin Avenue
      Milwaukee, Wisconsin 53224-9508                 Milwaukee, Wisconsin 53202
              (414) 359-4000                                (414) 271-2400
   (Name, address and telephone number,
including area code, of agent for service)
                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE
-------------  --------------  ----------------  ----------------  ------------
   Title of         Amount     Proposed Maximum  Proposed Maximum   Amount of
Securities to       to be          Offering         Aggregate      Registration
be Registered   Registered(1)  Price Per Share    Offering Price       Fee
-------------  --------------  ----------------  ----------------  ------------
Common Stock,    1,500,000        $27.825(2)      $41,737,500(2)    $3,839.85
$1 par value       shares
-------------  --------------  ----------------  ----------------  ------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the Combined Executive Incentive Compensation Plan.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for A. O. Smith Corporation Common Stock on the New York Stock Exchange on July 11, 2002.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Commission by A. O. Smith Corporation (the "Company") are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     3. The Company's Current Report on Form 8-K, dated April 12, 2002, and the Company's Current Report on Form 8-K, dated December 28, 2001, as amended.

     4. The description of the Company's Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed December 9, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

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Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Under the provisions of Section 145 of the Delaware General Corporation Law, the Company is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Company may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys' fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Company (except for expenses allowed by a court).

     Under the provisions of Article VII of the Company's By-Laws and individual indemnity agreements between the Company and its directors and certain of its officers, the Company is required to indemnify officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, the By-Law provisions and the indemnity agreements generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding (including, without limitation, proceedings brought under and/or predicated upon the Securities Act of 1933 and/or the Securities Exchange Act of 1934); provided that (i) such individual did not engage in criminal, fraudulent or intentional misconduct in the performance of his duties to the Company; (ii) with respect to criminal actions, such individual had no reasonable cause to believe his conduct was unlawful; and (iii) with respect to securities law actions, such individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders.

     The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit. However, in order for a director or officer to be indemnified for settlement amounts or judgments incurred in a derivative suit, it also must be determined that (i) such individual has not breached his duty of loyalty to the Company or its stockholders; (ii) has not committed acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law; (iii) has not engaged in any

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willful or negligent conduct in paying dividends or repurchasing stock of the
Company out of other than lawfully available funds; and (iv) has not derived an improper personal benefit from the subject transaction.

     The Company maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

     The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.  Undertakings.
         ------------

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration


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

statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 16th day of July, 2002.

                                         A. O. SMITH CORPORATION


                                         By: /s/ Robert J. O'Toole
                                            ------------------------------------
                                             Robert J. O'Toole
                                             Chairman, President and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Robert J. O'Toole, Kenneth W. Krueger and W. David Romoser, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                         Title                        Date
      ---------                         -----                        ----

/s/ Robert J. O' Toole    Chairman of the Board, President,      July 16, 2002
-----------------------   Chief Executive Officer and Director
Robert J. O'Toole         (Principal Executive Officer)

/s/ Kenneth W. Krueger    Senior Vice President and Chief        July 16, 2002
-----------------------   Financial Officer (Principal
Kenneth W. Krueger        Financial Officer)

/s/ John J. Kita          Vice President, Treasurer and          July 16, 2002
-----------------------   Controller (Principal Accounting
John J. Kita              Officer)


                                       S-1
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      Signature                         Title                        Date
      ---------                         -----                        ----

/s/ Glen R. Bomberger                  Director                  July 16, 2002
-----------------------
Glen R. Bomberger

/s/ Ronald D. Brown                    Director                  July 16, 2002
-----------------------
Ronald D. Brown

/s/ William F. Buehler                 Director                  July 16, 2002
-----------------------
William F. Buehler

/s/ Kathleen J. Hempel                 Director                  July 16, 2002
-----------------------
Kathleen J. Hempel

/s/ Agnar Pytte                        Director                  July 16, 2002
-----------------------
Agnar Pytte

/s/ Bruce M. Smith                     Director                  July 16, 2002
-----------------------
Bruce M. Smith

/s/ Mark D. Smith                      Director                  July 16, 2002
-----------------------
Mark D. Smith



                                      S-2
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                                  EXHIBIT INDEX

Exhibit
Number                                Exhibit Description

(4.1) A. O. Smith Corporation Combined Executive Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A for the Company's 2002 Annual Meeting of Shareholders, filed on March 4, 2002 (File No. 1-475)).

(4.2) Restated Certificate of Incorporation of A. O. Smith Corporation (incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-475)).

(4.3) Credit Agreement, dated as of August 2, 1999, among A. O. Smith Corporation, various financial institutions, The First National Bank of Chicago, as Syndication Agent, and Bank of America, N.A., as Agent (incorporated by reference to Exhibit 4(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-475)).

(4.4) First Amendment, dated as of July 28, 2000, to Credit Agreement, among A. O. Smith Corporation, various financial institutions, Bank One, N.A. (formerly The First National Bank of Chicago), as Syndication Agent, and Bank of America, N.A., as Agent (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3, filed on April 12, 2002 (Reg. No. 333-86074)).

(4.5) Second Amendment, dated as of July 27, 2001, to Credit Agreement, among A. O. Smith Corporation, various financial institutions, Bank One, N.A. (formerly The First National Bank of Chicago), as Syndication Agent, and Bank of America, N.A., as Agent (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-3, filed on April 12, 2002 (Reg. No. 333-86074)).

(4.6) The Registrant has instruments that define the rights of holders of long-term debt that are not being filed with this Registration Statement in reliance upon Item 601(b)(4)(iii) of Regulation S-K. The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, copies of these instruments.

(5)            Opinion of W. David Romoser.

(23.1)         Consent of Ernst & Young LLP.

(23.2)         Consent of W. David Romoser (contained in Exhibit (5)).

(24)           Power of Attorney (contained on the signature page hereto).

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